UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 29, 2023

TARGET GLOBAL ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41135	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 10176 Governor’s Square 23 Lime Tree Bay Avenue, Grand Cayman KY1-1102, Cayman Islands	KY1-1102
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): +1 345 814 5772

N/A
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TGAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TGAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	TGAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On November 29, 2023, Target Global Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“CST”) entered into Amendment No. 2 to the Investment Management Trust Agreement, dated December 8, 2021 (as initially amended on June 6, 2023), by and between the Company and CST (the “Trust Amendment”), to allow CST, upon written instruction of the Company, to hold the funds in the Company’s trust account uninvested or in an interest-bearing bank demand deposit account.

The foregoing summary of the Trust Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trust Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 – Other Events

On November 29, 2023 the Company instructed CST to hold the funds in the Company’s trust account in a segregated, interest-bearing bank deposit account. Such deposit account carries a variable rate and the Company cannot assure you that the initial rate will not decrease or increase significantly.

Exhibit Number	Description
10.1	Amendment No. 2 to the Investment Management Trust Agreement, dated as of November 29, 2023, between Target Global Acquisition I Corp. and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Target Global Acquisition I Corp.

By:	/s/ Shmuel Chafets
Name:	Shmuel Chafets
Title:	Chief Executive Officer

Date: November 29, 2023